As filed with the Securities and Exchange Commission on December 8, 2003

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEERLESS SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3732595
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, California 90245
(Address of Principal Executive Offices including Zip Code)

PEERLESS SYSTEMS CORPORATION
1996 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

(Full Title of the Plan)

Howard J. Nellor	Copy to:
President and Chief Executive Officer,	Cary K. Hyden, Esq.
PEERLESS SYSTEMS CORPORATION	LATHAM & WATKINS LLP
2381 Rosecrans Avenue	650 Town Center Drive, Twentieth Floor
El Segundo, California 90245	Costa Mesa, California 92626
(310) 536-0908	(714) 540-1235

(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
Title of Each	Amount	Maximum	Aggregate	Amount of
Class of Securities	to be	Offering Price	Offering	Registration
to be Registered	Registered (1)	Per Share (2)	Price (2)	Fee

Common Stock, $0.01 par value	700,000	$2.77	$1,939,000	$156.87

(1)	In the event of a stock split, stock dividend or similar transaction involving the Company’s Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act. The securities being registered pursuant to the this Registration Statement represent additional securities authorized for issuance under Registrant’s 1996 Equity Incentive Plan, as amended and restated. A total of 3,966,666 shares of the Company’s Common Stock issuable under the 1996 Equity Incentive Plan, as amended and restated, have been previously registered under the Securities Act. Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Rights Agreement will include one preferred share purchase right. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the Common Stock.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the “Securities Act”), and is based on the average of the high and low sales price of the Common Stock, as reported on the Nasdaq Stock Market on December 4, 2003 ($2.77).

Proposed sale to take place as soon after the effective date of the Registration
Statement as outstanding shares are purchased.

Total Pages 8
Exhibit Index on Page 6

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities Pursuant to Item E of Form S-8

          Peerless Systems Corporation (the “Company”) is filing this registration statement (the “Registration Statement”) on Form S-8 to register 700,000 additional shares of the Company’s Common Stock authorized for issuance under the Peerless Systems Corporation 1996 Equity Incentive Plan, as amended (the “Plan”). The authorization of the 700,000 additional shares of the Company’s Common Stock under the Plan was approved by the stockholders of the Company at its annual meeting on June 19, 2003. The Company has previously registered 3,966,666 shares of the Company’s Common Stock issuable under the Plan pursuant to: (i) a Registration Statement filed with the Commission on November 16, 2001 (file no. 333-73562), (ii) a Registration Statement filed with the Commission on September 22, 1998 (file no. 333-63967), and (iii) a Registration Statement filed with the Commission on October 9, 1996 (file no. 333-13773) (collectively, the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

          The consolidated financial statements and schedule of Peerless Systems Corporation appearing in Peerless System Corporation’s Annual Report (Form 10-K) for the year ended January 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by the Company with the Commission are hereby incorporated into this registration statement and made a part hereof by this reference:

          (a) The Company’s Annual Report on Form 10-K as filed with the Commission on May 1, 2003 for the year ended January 31, 2003;

          (b) The Company’s Quarterly Report on Form 10-Q as filed with the Commission on June 16, 2003 for the quarter ended April 30, 2003;

          (c) The Company’s Quarterly Report on Form 10-Q as filed with the Commission on September 15, 2003 for the quarter ended July 31, 2003;

          (d) The Company’s Current Report on Form 8-K as filed with the Commission on February 24, 2003; and

          (e) The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A (Commission File No. 0-21287) filed with the Commission on August 30, 1996.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of filing of such documents with the Commission.

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Item 8.   Exhibits

          See Index to Exhibits on page 6.

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SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on December 8, 2003.

PEERLESS SYSTEMS CORPORATION

By:	/s/ Howard J. Nellor

Howard J. Nellor, President and Chief Executive Officer

POWER OF ATTORNEY

          Each person whose signature appears below hereby authorizes and appoints Howard J. Nellor and Denis W. Retoske, as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of December 8, 2003.

Signature	Title

/s/ Howard J. Nellor	President, Chief Executive Officer and Director (Principal Executive Officer)

Howard J. Nellor

/s/ William R. Neil	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

William R. Neil

/s/ Robert L. North	Director

Robert L. North

/s/ Robert G. Barrett	Director

Robert G. Barrett

/s/ Louis C. Cole	Director

Louis C. Cole

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INDEX TO EXHIBITS

EXHIBIT		PAGE

4.1	Certificate of Incorporation of Peerless Systems Corporation	(Note 1)

4.2	Amended and Restated Bylaws of Peerless Systems Corporation	(Note 2)

4.3	Rights Agreement, dated October 7, 1998	(Note 3)

5.1	Opinion of Latham & Watkins	7

23.1	Consent of Latham & Watkins (included in Exhibit 5.1)	7

23.2	Consent of Ernst & Young LLP, Independent Auditors	8

24	Power of Attorney (included in the signature page to this Registration Statement)	5

(1)	Incorporated by reference to our Registration Statement of Form S-1 (File No. 333-09357).

(2)	Incorporated by reference to our Current Report on Form 8-K filed with the Commission on July 2, 2001.

(3)	Incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 13, 1998 between the Company and Wells Fargo Shareowner Services.

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